Exhibit 10.1

AMENDMENT
TO
EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made January 7, 2013 by and between Valassis Communications, Inc. (the “Corporation”), and Robert A. Mason (the “Executive”).

WHEREAS, the Corporation and the Executive entered into that certain Employment Agreement effective as of January 1, 2002 as amended on January 6, 2003, January 28, 2004, January 1, 2005, February 12, 2007, December 30, 2008, December 31, 2009, June 15, 2010, February 17, 2011 and August 22, 2011 (the “Employment Agreement”); and

WHEREAS, the Corporation and the Executive desire to further amend the Employment Agreement as provided herein.

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is acknowledged, the parties hereto agree as follows.

1.         The first sentence of Section 3(a) of the Employment Agreement shall be amended to read as follows:

“The Executive’s Annual Base Salary (“Annual Base Salary”), payable on a biweekly basis, shall be at the annual rate of not less than $700,000, effective January 7, 2013.”

2.         Section 3(b) of the Employment Agreement shall be amended and restated as follows:

“Commencing on January 1, 2013, with respect to each six month period ending on June 30 and December 31 thereafter during the Employment Period, the Executive shall be paid by the Corporation a semi-annual cash bonus in accordance with the performance targets (the “Targets”) set by the Board and/or the Compensation/Stock Option Committee (the “Committee”) under the terms of the Valassis Communications, Inc. 2008 Senior Executives Semi-Annual Bonus Plan (the “Senior Executive Bonus Plan”).  Such targets may be semi-annual, annual or a combination of both. The target annual cash bonus will be 100% of the Annual Base Salary (the “Target Award”).  The actual amount of the award shall range from zero to 150% of the Target Award based upon achievement of specified performance objectives as set by the Board and/or the Committee.  Each such bonus shall be paid promptly after the end of the applicable performance period.”

3.       Section 5(a)(iii) shall be amended and restated as follows:

“(iii) in the event of Termination other than by reason of the Executive’s death or Disability, the Corporation shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination an amount equal to the Executive’s then current maximum annual bonus opportunity; and”

4.       All other terms of the Employment Agreement shall remain in full force and effect.

5.      This instrument, together with the Employment Agreement, contains the entire agreement of the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Executive and the Corporation have caused this Agreement to be executed as of the day and year first above written.

VALASSIS COMMUNICATIONS, INC.

By: /s/ Todd Wiseley
Name: Todd Wiseley
Title: Secretary

/s/ Robert A. Mason
Robert A. Mason